Exhibit 10.63

LEASE

This Lease, entered into by Indiana Automation, Inc., (hereinafter referred to as “Landlord”) and Metroplex (hereinafter referred to as “Tenant”).

Witnesseth that Landlord and Tenant, in consideration of their mutual undertakings, agree as follows:

Landlord is in possession of the improved real estate commonly known as 8001 East 196th Street, Noblesville, IN 46062 as more specifically described in Exhibit “A”, (the “Building” and the “Warehouse”)) by virtue of a lease with Lodge Ventures, LLC. Landlord hereby agrees to sub-lease (“Lease”) to Tenant and Tenant hereby agrees to lease from Landlord approximately Nine Hundred (900) square feet of the Building and the Warehouse as depicted in Exhibit “B”, together with non-exclusive use of the common areas depicted in Exhibit “C”, for a term of one (1) year (Tenant’s leased space herein referred to as the “Leased Premises” and/or the “Property” and/or the “Common Area”) under the following terms and conditions.

1.   BASE RENT

During the term of this Lease, Tenant covenants and agrees to pay to Landlord, without demand, notice or set off, a monthly rental in advance on or before the first day of each month at 8001 East 196th Street, Noblesville, IN 46062, or such other addresses as Landlord shall direct, in the amount of Fifteen Hundred Dollars ($1,500.00) for the Leased Premises (“Base Rent”).

2.   ADDITIONAL RENT

In addition to Base Rent, Tenant shall and agrees to pay all costs, charges and expenses which Tenant assumes or is obligated to pay to Landlord or any third-party pursuant to this Lease and the schedules, (hereinafter referred to as “Additional Rent”), and in the event of non-payment, Landlord shall have all rights and remedies with respect thereto as provided in the case of non-payment of rent.

3.   TAXES AND MAINTENANCE

A.  Personal Property Taxes and Assessments. Tenant shall pay and be responsible for any personal property taxes and/or assessments assessed against the Tenant’s property during the term of this Lease.

B.  Maintenance.     Landlord, after written notice from Tenant, shall cause to be made repairs necessary to maintain the Leased Premises in substantially the same condition they are now in, wear and tear excepted, except for repairs necessitated due to the acts or neglect of Tenant, or its officers, members, directors, employees, contractors, licensees, agents or invitees (the “Tenant Parties”). Tenant shall make all other repairs not required to be made by Landlord to maintain the Leased Premises in the same condition they are now in. Tenant agrees not to use or store in the Leased Premises contaminates or other chemicals which would damage the heating and air conditioning systems, or any hazardous chemicals. Tenant agrees to promptly notify Landlord verbally and in writing of any repairs needed or made to the Leased Premises.  Landlord and Landlord’s agents shall have reasonable access to the Leased Premises to make repairs which are the responsibility of Landlord.

C.    Common Area Use and Maintenance. Tenant acknowledges that the Common Areas are part of a mixed use building with restrictive rules (“Rules”) and that they have been provided with a copy of the Rules, which are subject to change. Tenant shall be responsible for any damages caused by or additional maintenance required due to Tenant Parties access and use of the Common Areas.

4.    USE AND COMPLIANCE W1TH LAWS

The Leased Premises shall be used by Tenant only for the purpose of a business office and material storage and for no other use or purpose. All of Tenant’s business activities shall be conducted inside the Leased Premises or within such other areas available for Tenant’s use as may be agreed upon by Landlord and Tenant, and confined to the interior of the building. Tenant specifically covenants and agrees to adhere to the Rules and not to use or allow the Leased Premises, Warehouse or Common Areas to be used in a manner which is in violation of the Rules, offensive to the Landlord, other tenants or which constitutes a nuisance or annoyance to the Landlord, other tenants or the community. Common Areas are not available for non-business use by Tenant during normal business hours without express permission of Landlord. Common Areas may be available after hours, by reservation only, and at the sole discretion of Landlord. Landlord reserves the right of prior approval over any ancillary use of the Leased Premises. Tenant shall keep the Leased Premises, Warehouse and Common Areas in a clean and orderly condition and shall conduct its business there from in a careful and safe manner. No outside storage is allowed at the Leased Premises. Tenant shall keep the hallways in the Leased Premises and other entryways free from obstructions. Tenant shall not use the Leased Premises or maintain them in any manner constituting a violation of the Rules, any ordinance, statute, regulation, or order of any governmental authority, including without limitation zoning ordinances, nor shall Tenant maintain, permit, or suffer any nuisance to occur or exist on the Leased Premises. Tenant shall not use, store, or maintain at the Leased Premises materials which are a fire hazard, increase casualty or liability insurance, emit noxious odors, noise levels, or which affect the safety or well-being of other occupants, tenants, their property, the Building or the Leased Premises.

5.    RENEWAL AND SURRENDER

The term of this Lease shall be automatically extended by successive one (1) year periods at a rental rate of 107% of the prior year’s rental rate and, other than the change in rental rate, upon the same terms and conditions as provided in this Lease unless

Landlord or Tenant provides written notice to the other that this Lease shall not be automatically renewed sixty (60) days prior to the expiration of the then current term of this Lease.

Upon the expiration or sooner termination of this Lease, Tenant shall surrender to Landlord the Leased Premises, together with all other property affixed to the Leased Premises and lighting fixtures clean and in the same order and condition in Which Tenant occupied them, the effects of ordinary wear excepted.  Unless an event of default as hereinafter defined has occurred and remains uncured, Tenant shall, prior to the expiration of the term, remove all of Tenants’ personal property from the Leased Premises.  Any damage to the Leased Premises caused by such removal shall be repaired by Tenant prior to the expiration of the term. At Landlord’s option, if Tenant fails to remove unauthorized leasehold improvements and/or personal property, then the same: (1) shall be deemed property of the Landlord and either retained by Landlord of sold by Landlord at public or private sale; and/or, (2) shall be deemed as Tenant’s unauthorized retention of the Leased Premises and Tenant shall continue to be responsible for rent until the property is removed and the Leased Premises are restored. If Tenant shall remain in possession of all or any part of the Leased Premises after the expiration of the term of this Lease, the same shall not constitute a renewal of this Lease, but with the consent of the Landlord, Tenant shall be a lessee from month to month at one hundred fifteen percent (115%) of the immediately preceding monthly Base Rent, plus the immediately preceding Additional Rent and subject to all of the other applicable covenants, terms, and conditions hereof. These provisions shall not be construed to expand option rights, if any, granted in this Lease nor shall they be utilized by Tenant to avoid any requirements or conditions of such periods.

6.     ASSIGNMENT AND SUBLETTING

Tenant shall not assign, mortgage, encumber, or transfer this Lease in whole or in part, or sublet the Leased Premises or any part hereof, nor grant a license or concession in connection therewith without the prior written consent of the Landlord, which consent shall be in the sole discretion of Landlord. This prohibition shall include any act which has the result of a merger, consolidation or liquidation of Tenant or transfer by sale or otherwise in excess of 10% of the ownership of Tenant during the term of this Lease, except any transfer or assignment resulting from the death of Tenant, if a natural person.

If Tenant requests Landlord’s consent to Tenant assignment, subletting or transfer of this Lease as described above, Tenant agrees to reimburse Landlord for reasonable accounting and attorneys’ fees incurred in conjunction with the investigative process of reviewing a potential Tenant and documentation of the assignment or transfer of interest. In the event Landlord does consent to any type of assignment or transfer described above; (1) it shall not operate as a waiver of the requirement that this subsection shall apply to future assignment or subletting; (2) it shall not relieve Tenant or Tenant’s guarantors from financial liability under this Lease; and (3) all option periods(and/or first rights of refusal), if any, allowed under this Lease shall be void and of no force and effect.

7.      ALTERATIONS AND MAINTENANCE OF LEASED PREM1SES

Other than the initial Leasehold improvements authorized by this Lease, if any, as depicted in Exhibit “ B ”, Tenant shall not cause or permit any alterations, additions, or changes of or upon any part of the Leased Premises without first obtaining the written consent of Landlord which consent shall not be unreasonably withheld. It is understood by Tenant that no antennas, satellite dishes, or other equipment shall be installed by Tenant upon the roof of the Leased Premises, walls or grounds of the Building. All alterations, additions, or changes to the Leased Premises shall be made in accordance with all applicable laws and shall become property of Landlord.

8.      MECHANIC’S LIENS

Tenant shall not permit any Statement of Intention to hold a Mechanic’s Lien to be filed against the Leased Premises or any part thereof nor against any interest or estate therein by reason of labor, services, or materials claimed to have been performed or furnished to or for Tenant. If such Statement of Intention to hold Mechanic’s Lien shall be filed, Landlord at its option may compel the prosecution of an action for the foreclosure of such Mechanic’s Lien by the lienor.  If any such Statement of Intention to hold a Mechanic’s Lien shall be filed and an action commenced to foreclose the lien, Tenant. upon demand by Landlord, shall cause the lien to be released by the filing of a written undertaking with a surety approved by the Court and obtaining an order from the Court releasing the property from such lien. Nothing in the Lease shall be deemed or construed to constitute consent to or request to any party for the performance of any labor or services or the furnishing of any materials for the improvement, alteration, or repairing of the Leased Premises; nor as giving Tenant the right or authority to contract for, authorize, or permit the performance of any labor, service, or the furnishings of any material that would permit the attaching of a valid Mechanic’s Lien.

9.      INDEMNIFICATION AND RELEASE

Regardless of Whether or not separate, several, joint, or concurrent liability may be imposed upon Landlord, Tenant shall indemnify and hold harmless Landlord from and against all damages, claims, and liability arising from or connected with the Tenant’s control or use of the Leased Premises, including without limitation, any damage or injury to person or property. This indemnification shall not include any matter for which the Landlord is effectively protected against by insurance. If Landlord shall, without material fault, become a party to litigation commenced by or against Tenant, then Tenant shall indemnify and hold Landlord harmless. The indemnification provided by this Section shall include Landlord’s legal costs and fees in connection with any such claim, action, or proceeding.  Tenant does hereby release Landlord from all liability for any accident, damage, or injury caused to person or property on or about the Leased Premises. Landlord and Tenant do each hereby release the other from all liability for an accident, damage or injury caused to person or property, provided this release shall be effective only to the extent that the injured or damaged party is insured against such injury or damage and only if this release shall not adversely affect the right of the injured or damaged party to recover under such insurance policy.

Anything in this Lease to the contrary notwithstanding, Landlord and Tenant hereby waive and release each other of and from any and all rights of recovery, claim, action or cause of action, against each other, their members, agents, officers and employees, for any loss or damage that may occur to the Leased Premises and the improvements to the Leased Premises, or personal property (building contents) within the Leased Premises, by reason of fire, the elements or any other cause which is covered by the insurance on the Building, the Leased Premises and/or the contents therein, regardless of cause or origin, including the negligence of Landlord or Tenant, and their members, agents, officers and employees.  Because this paragraph will preclude the assignment of any claim mentioned in it by way of subrogation (or otherwise) to an insurance company (or any other person), each party to this Lease agrees immediately to give to each insurance company which has issued to it policies of fire and extended coverage insurance, written notice of the terms of the mutual waivers contained in this paragraph, and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverage by reason of the mutual waivers contained in this paragraph. Additional costs, if any, for the endorsement (s) necessitated by this clause shall be the responsibility and at the cost of Tenant.

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11.   EVENTS OF DEFAULT

Any of the following shall be deemed an Event of Default:

A.    The failure to pay an installment of rent when the same becomes due.

B.    Tenant’s failure to perform or observe any other covenant, term, or condition of this Lease or related agreement to be performed or observed by Tenant, and if curable, the failure continues for 15 days after notice thereof is given to Tenant. To the extent that the cure cannot be reasonably completed within such period, then 30 days additional time shall be given to complete the cure.

C.    Abandonment of the Leased Premises.

D.    The filing or execution or occurrence of:

(1)  An involuntary petition in bankruptcy against Tenant and the failure of Tenant, in good faith, to promptly commence and diligently pursue action to dismiss the petition;

(2)  A petition against Tenant seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution, or other relief of the same or different kind under any provision of state law or the Bankruptcy Act, and the failure of Tenant, in good faith, to promptly commence and diligently pursue action to dismiss the petition;

(3)  A general assignment for the benefit of creditors by Tenant; or

(4)  The taking by any party of the leasehold created hereby, or any part thereof, upon foreclosure, levy, execution, attachment, or other process of law or equity.

For purposes of this Section 11 and Section 12, the term “Tenant” shall include any assignee, sublessee, or guarantor of the Tenant. This provision, however, shall not be construed to permit the assignment of this Lease, nor the subletting of the Leased Premises, except as may be permitted hereby.

12.   LANDLORD’S REMEDIES

A.    Upon any occurrence of any Event of Default Landlord may, at its option, in addition to any other remedy or right it has hereunder or by law:

(1)  Preclude Tenant’s access to the Leased Premises, without demand or notice, and resume possession by an action in law, and without being liable in trespass or for any damages and without terminating this Lease.

(2)  Re-enter the Leased Premises, without demand or notice, and resume possession by an action in law, and without being liable in trespass or for any damages and without terminating this Lease.  Landlord may remove all persons and property from the Leased Premises and such property may be removed and stored at the cost of Tenant.

(3)  Terminate this Lease at any time upon the date specified in a notice to Tenant. Tenant’s liability for damages shall survive such termination.

(4)  Without terminating this Lease, re-let the Leased Premises without the same being deemed an acceptance of a surrender of this Lease nor a waiver of Landlord’s rights or remedies and re-letting by Landlord may be for a period equal to, less than, or extending beyond the remainder of the original term, or for the whole or any part of the Leased Premises, separately or with other premises or for any sum, or to any lessee or for any use Landlord deems appropriate

B.    Upon the occurrence of any of the following:

(1)  The filing of a voluntary petition in bankruptcy by Tenant;

(2)  The filing of a petition or answer by Tenant seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution, or other relief of the same or different kind under any provision of the Bankruptcy Act;

(3)  An adjudication of Tenant as a bankrupt or insolvent;

(4)  The appointment of a trustee, receiver, guardian, conservator, or liquidator of Tenant with respect to all or substantially all of its property,

if allowed under the then prevailing law, this Lease shall terminate ipso facto as of such occurrence and the Leased Premises shall be surrendered as required by Section 5. Tenant’s liability for damages shall survive such termination, and Landlord shall be entitled to recover an amount equal to the damages as defined in Section 12. C. below or an amount equal to the maximum allowed by any statute or rule of law in effect at the time when and governing the proceedings in which such amount is sought, whichever is less.

C.   Upon the occurrence of any Event of Default, in addition to the remedies allowed under this Lease, Landlord shall be entitled to recover, and Tenant shall be liable for Landlord’s actual damages under this Lease, plus the cost and expenses paid or incurred by Landlord from time to time in connection with:

(1)  Obtaining possession of the Leased Premises;

(2)  Removal and storage of Tenant’s or other occupant’s property;

(3)  Care, utilities, maintenance, and repair of the Leased Premises while vacant;

(4)  Re-letting the whole or any part of the Leased Premises;

(5)  Repairing the Leased Premises into condition acceptable to and reasonably necessary to obtain new lessees;

(6)  Making all repairs, alterations, and improvements required to be made by Tenant hereunder and of performing all covenants of the Tenant relating to the condition of the Leased Premises; and

(7)  All other damages and remedies available to Landlord under applicable law, less the rent and other payments, if any, actually collected and allocable to the Leased Premises, or to the portions thereof, re-let by Landlord.

13.  ATTORNEY’S FEES

Each party shall pay the other party’s reasonable legal costs and attorney’s fees incurred in successfully enforcing against the other party any covenant, term, or condition of this Lease.

14.  KEYS, ACCESS BY LANDLORD TO LEASED PREMISES

Tenant shall not change the locks to the Leased Premises nor shall Tenant add additional locks or devices to the Leased Premises without the prior written agreement of Landlord. Landlord shall, at all times, be provided with keys and access to the Leased Premises.

Landlord, Landlord’s agents, Landlord’s prospective lessees, purchasers, or mortgagees shall, upon prior notice to tenant, be permitted to inspect and examine the Leased Premises at all reasonable times, and Landlord shall have the right to make any repairs to the Leased Premises which Landlord may deem necessary, but this provision shall not be construed to require Landlord to make repairs except as is otherwise required hereby. Except in the case of emergencies, Landlord shall give Tenant reasonable verbal notice prior to accessing the Leased Premises. For a period commencing six (6) months prior to the expiration of the term of this Lease, Landlord may maintain “For Rent” signs on the front or on any part of the Leased Premises.

15.   QUIET ENJOYMENT

If Tenant shall perform all of the covenants and agreements herein provided to be performed on Tenant’s part, Tenant shall, at all times during the term, have the peaceable and quiet enjoyment of possession of the Leased Premises without any manner of hindrance from Landlord or any parties claiming under Landlord.

16.   UTILITIES

Except for Tenant’s telephone and communication expense, cleaning, minor maintenance items such as light bulb replacement and disposables, Landlord shall pay reasonable utility charges for water, sewer, gas, electricity and office trash disposal utilized at the Leased Premises. In the event that Tenant utilizes excessive utilities or trash disposal services, Landlord reserves the right to impose as Additional Rent a surcharge against Tenant for such usage. Tenant shall not dispose of hazardous waste, toxic, corrosive, noxious, or oversize trash in or about the Building.

17.   SIGNS AND SIGNAGE

Tenant has requested and Landlord has approved Tenant signage depicted in Exhibit “D”. Any other signs, lettering, advertising, decoration, lighting, or any other thing of any kind visible from the exterior of the Leases Premises installed by Tenant shall be first approved in writing by Landlord, the Owner’s Association and by any civil authority from whom approval must be obtained and the location, materials utilized and method of installation of the same shall be as designated or approved by Landlord, and by any civil authority from whom approval must be obtained. All signage costs shall be borne by Tenant. Tenant shall not apply for any variance from any civil authority without having first obtained a written consent from Landlord.

18.   INSURANCE

Tenant agrees that it will not keep, use, sell, or offer for sale in or about the Leased Premises any article or articles which may be prohibited by the standard form of fire and casualty insurance policy. Tenant agrees to pay any increase in premiums for fire and extended coverage insurance that may be charged during the term of this Lease on the amount of such insurance which may be carried by Landlord, resulting from the type of merchandise sold by Tenant or articles utilized by Tenant in or about the Leased Premises, whether or not the Landlord has consented to the same.  In determining whether increased premiums are the result of Tenant’s use of the Leased Premises, a schedule issued by the organization making the insurance rate on the Leased Premises showing the various components of such rate shall be conclusive evidence of the several items and charges which make up the fire and extended coverage insurance rate on the Leased Premises.  In the event Tenant’s occupancy or use of the Leased Premises causes or brings about an increase in insurance premiums, such increase shall be payable by the Tenant to Landlord as Additional Rent hereunder upon the next monthly payment date. These provisions, however, shall not be construed to permit or authorize Tenant to utilize the Leased Premises for any purpose other than expressly stated in the terms of this Lease.

It is expressly understood and agreed that Landlord’s insurance does not and will not cover Tenant’s personal property or the contents of or loss of use of the Leased Premises. Landlord shall not be liable for any damage to the property of Tenant or others located in or about the Leased Premises, nor for the loss or damage to any property of Tenant or others by theft or otherwise.

It shall be the duty of the Tenant to provide, at its own expense, liability insurance for the mutual protection of Tenant and Landlord in an amount sufficient to cover any unforeseeable contingency with coverage not less than $500,000.00 for injury to one person or incident, $1,000,000.00 for injury to two or more persons and $1,000,000.00 property damage.  Copies of such policies shall be made available to Landlord at Landlord’s request.

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20.  LATE RENTAL CHARGES

In the event that rental charges are not received by Landlord within five (5) days of the date of the rental payments are due, Tenant shall incur and pay to Landlord late rental charges of $75.00 and Five Dollars ($5.00) per day shall accrue on the sixth and all subsequent days that Landlord has not received rent and/or Late Rental Charges due under this Lease.

21.  ATTORNMENT, SUBORDINATION AND ESTOPPEL CERTIFICATES

Attomment. Upon any transfer of possession of the Leased Premises, transfer of Landlord’s interest in the Lease Premises or this Lease, Tenant shall attorney to any person or entity that acquires possession of the Leased Premises or any of Landlord’s interests in the Leased Premises or this Lease and recognize such person or entity as Landlord under this Lease. Tenant agrees that in the event of such transfer, Tenant shall execute any necessary documents with respect to these attomment provisions and further to pay all future rental payments to such person or entity upon notice.

Subordination.  Tenant’s rights under this lease shall be subordinate to the rights of any lien of mortgage, mortgages or encumbrances now or hereafter encumbering the Leased Premises or any part thereof now or hereafter existing. The subordination of Tenant’s rights shall be applicable to any amendment, modification, extension or renewal of the Lease and/or any mortgage or encumbrance now or hereafter existing. Upon Landlord’s written request, Tenant shall execute and deliver to Landlord an agreement, in recordable form, subordinating its rights hereunder to the lien of any mortgage or mortgages now or hereafter encumbering the Leased Premises or any part thereof.

Estoppel Certificates.  Within ten (10) days after Landlord’s written request therefor, Tenant shall deliver to Landlord or to the mortgagee of the Leased Premises or to any prospective purchaser or mortgagee of the Leased Premises a written statement, in recordable form, certifying (if such is the case): that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended; that all covenants, conditions and agreements on the part of Landlord hereunder have been performed; such information required by the purchaser or lender; that there are no defenses or offsets to the enforcement of this Lease by Landlord or stating those claimed by Tenant; that Tenant has no claims of any kind by virtue of the Lease; that neither Tenant nor Landlord is in default under the Lease; that Landlord has completed all required construction under the Lease and that the Tenant has accepted possession of the Leased Premises without exception. Tenant further agrees to provide information as to any amendments or modifications with respect to the lease.

Assignment of Lease.     Tenant acknowledges that in the event this Lease is assigned as security for any lien of mortgage, mortgages or encumbrances now or hereafter existing, upon notice from the secured party, Tenant shall pay all future rental payments to the secured party.

22.    ADVANCES AND INTEREST

Upon the occurrence of any Event of Default, Landlord may, if such default has not been cured, cure that default for the account and at the expense of Tenant. If Landlord in curing such default is compelled to pay or elects to pay any sum of money or do any acts which will require the payment of any sum of money, the sum so paid or incurred shall be reimbursed by Tenant upon demand by Landlord. All sums as to which Tenant is in default of payment shall bear interest at the rate of eighteen percent (18%) per annum until paid.

23.    DESTRUCTION OF THE LEASED PREMISES

If the Leased Premises should be damaged or destroyed by fire or other cause to such an extent that the cost of repair and restoration would exceed seventy percent (70%) of the amount it would cost to replace the Leased Premises in their entirety at the time such damage or destruction took place, then Landlord or Tenant shall have the right to cancel this Lease by giving the other party notice of such election within forty-five (45) days after the occurrence of such damage or destruction and this Lease shall terminate as of fifteen (15) days after the date such notice is given. If Landlord fails to exercise this option to terminate, then Landlord shall, with the proceeds of insurance coverage available, promptly repair and restore the Leased Premises to substantially the same condition they were in prior to the damage or destruction.

If the Leased Premises should be damaged or destroyed by fire or other cause to such an extent that the cost of repair and restoration would be less than seventy percent (70%) of the amount it would cost to replace the Leased Premises in its entirety at the time such damage or destruction took place, then, subject the requirements of any lender having a mortgage lien against the Leased Premises, this Lease shall not terminate and the Landlord shall, with the proceeds of insurance coverage available, promptly repair and restore the Leased Premises to substantially the same condition they were in prior to the damage or destruction.

The monthly rental shall proportionately abate during the time that the Leased Premises or any part thereof is unusable by reason of any such damage. The opinion of an architect or registered engineer appointed by Landlord as to the costs of repair, restoration or replacement shall be controlling upon the parties. Landlord’s obligation to restore or repair does not include fixtures or improvements installed or owned by Tenant. The provisions of this section are not intended to limit, modify or release Tenant from any liability it may have for damage or destruction nor shall it release Tenant from liability for the failure to maintain insurance required under this Lease. Further, the provisions contained in this section concerning rent abatement shall not be applicable to damage caused by vandalism, theft, attempted theft or break in.

24.  CONDEMNATION

If the entire Leased Premises, or such portion thereof (other than parking areas) is condemned by any legally constituted authority (or if a conveyance or other acquisition in lieu of such condemnation is made), which will make the remainder unsuitable for the use permitted by this Lease, then this Lease shall terminate as of the date possession is required by the condemnor. If more than ten percent (10%) of the main building on the Leased Premises is condemned, Tenant shall have the option to terminate this Lease as of the date possession is required by the condemnor provided that Tenant provides written notice of its intent to terminate to Landlord within twenty (20) days after Landlord has delivered to Tenant a copy of the condemning authority’s written notice of its intent to condemn or a copy of the condemning authority’s written offer to purchase the portion of the Leased Premises to be condemned. All compensation paid in connection with the condemnation shall belong to and be the sole property of Landlord, except Tenant shall be entitled to any compensation awarded for tenant’s trade fixtures and for moving expenses.

25.  ENVIRONMENTAL WARRANTIES

Tenant acknowledges that certain Federal, State, and local laws, regulations and ordinances are now in effect, and that additional laws, regulations, guidelines and ordinances may hereafter be enacted, relating to or affecting the Leased Premises and the larger parcel of the land which the Leased Premises are a part, concerning the impact on the Premises. Tenant will not cause, or permit to be caused, any act or practice, by negligence, omission, or otherwise, that would adversely affect the environment or do anything or permit anything to be done that would violate any of the said laws, regulations, ordinances or guidelines. Any violation of this covenant and warranty shall be an event of default of this Lease. Tenant shall have no claim against Landlord by reason of any changes Landlord may make in the Leased Premises pursuant to such laws, regulations, ordinances and guidelines. Tenant further covenants and warrants to Landlord that Tenant shall property dispose in appropriate landfills any industrial by- product, waste, or other material which may negatively impact the environment, and Tenant further covenants and agrees that the Tenant shall not dispose of any such materials on, about or in the Leased Premises, any areas surrounding the Leased Premises or in sanitary waste systems, storm sewers or septic systems.  Tenant covenants that it shall be solely responsible for any cleanup of such materials. These covenants and warranties shall survive the termination of this Lease.

26.   LIMITATION OF LANDLORD’S LIABILITY

Tenant agrees that Tenant shall look solely to Landlord’s interest in and to the Leased Premises including any insurance proceeds or condemnation awards then payable, subject to the rights of any mortgagee of the Leased Premises, for collection of any judgment (or other judicial processes) requiring payment of [ILLEGIBLE] Landlord in the event of default or breach by Landlord of any of the covenants, terms or conditions of this Lease to be observed or performed by Tenant’s remedies. The term “Landlord”, as used in this Lease in relation to covenants, agreements and conditions to be observed and performed by Landlord, shall mean and include only the owner or owners from time to time of the Landlord’s interest in this Lease. In the event of any transfer or transfers of such interest (except a transfer for security), the Landlord named herein (and/or the transferee in the case of a subsequent transfer) shall, after the date of such transfer, be released from all personal liability for performance of any covenant, agreement and condition on the part of the Landlord which are thereafter to be performed hereunder. The transferee shall be deemed to have assumed (subject to the limitations of this paragraph) all of the covenants, agreements and conditions herein to be observed by Landlord with the result that such covenants, agreements and conditions shall bind the Landlord, its successors and assigns, only during and in respect of their respective successive periods of ownership.

27.   ACCORD AND SATISFACTION

No payment by Tenant or receipt by Landlord of a lesser amount than the rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent; nor shall any endorsement or statement on any check or letter accompanying any check or payment as rent be deemed an accord and satisfaction; and Landlord may accept any such check or payment without prejudice to Landlord’s right to recover the balance of such rent or to pursue any other remedy provided in this Lease.

28.   ENTIRE AGREEMENT; AMENDMENTS

This instrument contains the entire agreement between the parties hereto with respect to the subject matter hereof.  All representations, promises and prior or contemporaneous undertakings between such parties are merged into and expressed in this instrument, and any and all prior agreements between such parties are hereby canceled. The agreements contained in this instrument shall not be amended, modified, or supplemented except by a written agreement duly executed by both Landlord and Tenant.

29.   SEVERABILITY

The invalidity or unenforceability of a particular provision of this Lease shall not affect the other provisions, and this Lease shall be construed in all respects as if such invalid or unenforceable provision had not been contained herein.

30.   REMEDIES CUMULATIVE

The remedies of Landlord and Tenant hereunder shall be cumulative, and no one of them shall be construed as exclusive of any other or of any remedy provided by law or in equity. The exercise of any one such right or remedy by the Landlord or Tenant shall not impair its standing to exercise any other such right or remedy.

31.   GOVERNING LAW

This Lease shall be governed in accordance with the laws of the State of Indiana.

32.   GENERAL AGREEMENT OF THE PARTIES

This Lease shall extend to and be binding upon heirs, personal representatives, successors, and assigns of the parties. This provision, however, shall not be construed to permit the assignment of this Lease except as may be permitted hereby.  When applicable, use of the singular form of any word shall mean or apply to the plural and the neuter form shall mean or apply to the feminine or masculine.

The captions and article numbers appearing in this Lease are inserted only as a matter of convenience and are not intended to define, limit, construe, or describe the scope or intent of such provision. No waiver by Landlord of any default by Tenant shall be effective unless in writing, nor operate as a waiver of any other default or of the same default on a future occasion.  Any notices to be given hereunder shall be deemed sufficiently given when in writing and (a) actually served on the party to be notified or (b) placed in an envelope directed to the party to be notified at the following addresses and deposited in the United States Mail by certified or registered mail, postage prepaid:

1.	To Landlord, where rental payments are due.
2.	To Tenant:

Such addresses may be changed by either party by written advice as to the new address given as above provided. If there is more than one Tenant, their obligation shall be joint and several. This Lease shall not be recorded.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease on the 31 day of July, 2007, and if this Lease is executed in counterparts, each shall be deemed an original.

LANDLORD:		TENANT:

Indiana Automation, Inc.		Metroplex

by:	/s/ Robert F Bissell Jr.	by:	[ILLEGIBLE]
Robert F Bissell Jr.
President

EXHIBIT A

Legal description for the property commonly known as 8001 E. 196th Street, Noblesville, IN 46062 located in Hamilton County, Indiana:

A part of the East Half of the Northwest Quarter of Section 25, Township 19 North, Range 4 East, described as follows: Begin at the Northwest corner of said East Half; thence East 18 rods; South 18 rods; West 18 rods; North 18 rods to the place of beginning.

EXHIBIT B

1

2

3

EXHIBIT C

1

2

3

Exhibit D
Sign Specifications

The sign will need to be 60 inches long, 22 1/2 inches tall, and 1 1/2 inches thick. To match the Indiana Automation sign, your sign needs to be sand blasted. Larger, white posts will be put in so that your sign can be mounted underneath the Indiana Automation sign.

8001 East 196th Street/Lodge Rules
August 1, 2007

1. General

a.               Do not replicate Keys and give them out to anyone.

b.              Do not give your door code to anyone else to use.

c.               Clean up any spill or mess you make

d.              Access to building utility / infrastructure areas are for authorized personnel only.

2. Parking

a.               Park in designated parking spots only. Do not block loading docks. Do not block the gravel access lane on the East side of the building.

b.              There is no parking under the canopy during business hours. This area is for loading and unloading only.

c.               Respect the labeled parking spots, Handicapped and Visitor.

3. Kitchen

a.               The four door commercial refrigerator is for IAI employee use only.

b.              The upright chest freezer is for IAI use only.

c.               The residential refrigerator/freezer is for Metroplex use only.

d.              Use of the microwaves is on a first come first serve basis. Clean up any food spilled inside.

e.               Clean up your own messes, do not leave dishes/lunch remains in sink

f.

4. 19th Hole

a.               This is a common area. Meetings are welcome here but understand that other people are going to be in and out of this area.

b.              The coffee maker is for IAI use only.

c.               Please follow the sign out procedures for this room. These procedures can be found in the file holder located on one of the doors.

d.              Clean up your own messes, including wiping the counter / spills / vacuuming, etc.

e.               Reset the tables, chairs, stools in the proper configuration when done

5. Bowling Alley

a.               Please follow the sign out procedures for this room. These procedures can be found in the file bolder located on one of the doors.

b.              You are responsible for you and your guest’s behavior.

c.               After each use, this area must be cleaned per the designated cleaning procedures.

6. Warehouse

a.               Use of the common warehouse space is by request only.

b.              Do not block the area between the overhead doors. This area is for loading and unloading only.

7. Conference Room

a.               Please follow the sign out procedures for this room. These procedures can be found in the file holder located on one of the doors.

b.              After use, this area shall be left in a suitable condition for the next occupant, this means all chairs should be pushed in, the table should be clean, and the lights should be out.